Exhibit 99.1

Contact:            Hal S. Jones                                                                                         For Immediate Release
(703) 345-6370                                                                                        May 4, 2016

GRAHAM HOLDINGS COMPANY REPORTS
FIRST QUARTER EARNINGS
ARLINGTON, VA – Graham Holdings Company (NYSE: GHC) today reported income from continuing operations attributable to common shares of $37.8 million ($6.59 per share) for the first quarter of 2016, compared to a loss of $2.7 million ($0.58 per share) for the first quarter of 2015. Net income attributable to common shares was $20.6 million ($3.48 per share) for the first quarter of 2015, including $23.3 million ($4.06 per share) in income from discontinued operations. (Refer to “Discontinued Operations” discussion below.)
The results for the first quarter of 2016 and 2015 were affected by a number of items as described in the following paragraphs. Excluding these items, income from continuing operations attributable to common shares was $28.2 million ($4.92 per share) for the first quarter of 2016, compared to $4.9 million ($0.84 per share) for the first quarter of 2015. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s income from continuing operations for the first quarter of 2016:

•	an $18.9 million non-operating gain arising from the sale of a business (after-tax impact of $11.9 million, or $2.08 per share);

•	a $1.8 million gain on the sale of marketable equity securities (after-tax impact of $1.1 million, or $0.19 per share); and

•	$5.4 million in non-operating unrealized foreign currency losses (after-tax impact of $3.4 million, or $0.60 per share).
Items included in the Company’s loss from continuing operations for the first quarter of 2015:

•	$10.7 million in restructuring charges and accelerated depreciation at the education division (after-tax impact of $6.8 million, or $1.17 per share);

•	$6.0 million gain on the formation of a joint venture (after-tax impact of $3.6 million, or $0.50 per share); and

•	$6.8 million in non-operating unrealized foreign currency losses (after-tax impact of $4.4 million, or $0.75 per share).
Revenue for the first quarter of 2016 was $601.7 million, down 7% from $647.4 million in the first quarter of 2015. Revenues declined at the education division, offset by an increase at the television broadcasting division and in other businesses. The Company reported operating income of $51.9 million for the first quarter of 2016, compared to $8.9 million for the first quarter of 2015. Operating results improved at the education and television broadcasting divisions, offset by a small decline in other businesses.
Division Results
Education
Education division revenue totaled $401.1 million for the first quarter of 2016, down 20% from revenue of $500.6 million for the same period of 2015. Kaplan reported operating income of $14.5 million for the first quarter of 2016, compared to an operating loss of $22.8 million for the first quarter of 2015. Operating results for the first quarter of 2015 included restructuring costs of $10.7 million.

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A summary of Kaplan’s operating results for the first quarter of 2016 compared to 2015 is as follows:

	Three Months Ended
	March 31
(in thousands)	2016	2015	% Change
Revenue
Higher education	$165,549	$237,568	(30)
Test preparation	66,462	69,226	(4)
Kaplan international	169,287	192,081	(12)
Kaplan corporate and other	125	1,859	(93)
Intersegment elimination	(347)	(132)	—
	$401,076	$500,602	(20)
Operating Income (Loss)
Higher education	$21,306	$593	—
Test preparation	(2,310)	(4,334)	47
Kaplan international	4,897	7,717	(37)
Kaplan corporate and other	(7,724)	(25,350)	70
Amortization of intangible assets	(1,681)	(1,507)	(12)
Intersegment elimination	—	32	—
	$14,488	$(22,849)	—
Kaplan Higher Education (KHE) includes Kaplan’s domestic postsecondary education businesses, made up of fixed-facility colleges and online postsecondary and career programs. KHE also includes the domestic professional and other continuing education businesses.
Since 2012, KHE has closed campuses, consolidated facilities and reduced its workforce. On September 3, 2015, Kaplan completed the sale of substantially all of the remaining assets of its KHE Campuses business. In connection with these and other plans, KHE incurred $2.8 million in restructuring costs in the first quarter of 2015, including severance ($1.1 million), lease obligation losses ($0.9 million), accelerated depreciation ($0.7 million) and other items ($0.1 million).
KHE results include revenue and operating losses (including restructuring charges) related to all KHE Campuses, those sold or closed, including Mount Washington College and Bauder College, as follows:

	Three Months Ended
	March 31
(in thousands)	2016	2015
Revenue	$798	$65,307
Operating loss	$(1,192)	$(12,288)
In the first quarter of 2016, KHE revenue declined 30% due to campus sales and closings, and declines in average enrollments at Kaplan University, reflecting weaker market demand. KHE operating results improved in the first quarter of 2016 due to reduced losses at the KHE Campuses business and lower marketing expenditures at Kaplan University.
New higher education student enrollments at Kaplan University declined 34% in the first quarter of 2016 due to lower demand across Kaplan University programs and a timing shift in the academic calendar in the first quarter of 2016. Total students at Kaplan University were 37,398 at March 31, 2016, down 18% from March 31, 2015.
Kaplan University enrollments at March 31, 2016 and 2015, by degree and certificate programs, are as follows:

	As of March 31
	2016	2015
Certificate	5.8%	2.5%
Associate’s	22.1%	29.7%
Bachelor’s	50.5%	45.4%
Master’s	21.6%	22.4%
	100.0%	100.0%
Kaplan Test Preparation (KTP) includes Kaplan’s standardized test preparation programs. KTP revenue declined 4% for the first quarter of 2016. Enrollments, excluding the new economy skills training offerings, were down 14% for the first three months of 2016 due primarily to declines in pre-college programs; however, unit prices were generally higher. In comparison, KTP operating results improved in the first quarter of 2016 due to a reduction in operating expenses.

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Kaplan International includes English-language programs, and postsecondary education and professional training businesses largely outside the United States. In January and February 2016, Kaplan acquired Mander Portman Woodward, a leading provider of high-quality, bespoke education to U.K. and international students in London, Cambridge and Birmingham; and Osborne Books, a leading education publisher of learning resources for accounting qualifications in the U.K.
Kaplan International revenue declined 12% in the first quarter of 2016, of which 4% was due to currency fluctuations. The remaining decrease is due to enrollment declines in English-language and Pathways programs, partially offset by enrollment growth in Singapore and Australia higher education programs. Revenue growth from the acquisitions in the first quarter of 2016 was largely offset by revenue declines due to prior year dispositions. Operating income declined in the first quarter of 2016, due largely to the declines in English-language and Pathways results, partially offset by operating income from newly acquired businesses.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities. In the first quarter of 2015, Kaplan Corporate recorded $7.6 million in restructuring charges, including accelerated depreciation ($6.5 million) and lease obligation losses ($1.1 million), related to office space managed by Kaplan corporate. In addition to lower restructuring costs, Kaplan corporate expenses also declined due to the benefits from restructuring activities, as well as 2015 spending for the replacement of its human resources system.
In the first quarter of 2016, Kaplan sold Colloquy, which was a part of Kaplan corporate and other, for a gain of $18.9 million that is included in other non-operating income.
Television Broadcasting
Revenue at the television broadcasting division increased 10% to $92.0 million in the first quarter of 2016, from $83.6 million in the same period of 2015; operating income for the first quarter of 2016 increased 7% to $41.2 million, from $38.6 million in the same period of 2015. The revenue increase is due primarily to $4.8 million in increased retransmission revenues and a $2.8 million increase in political advertising revenue. The increase in operating income is due to the revenue increase, offset by higher spending on digital initiatives and increased network fees.
Other Businesses
Other businesses is comprised of three manufacturing businesses, including Dekko, a manufacturer of electrical workspace solutions, architectural lighting, and electrical components and assemblies acquired in November 2015; and providers of home health and hospice services. Other businesses also include SocialCode, a provider of marketing solutions on social-media platforms; Slate and Foreign Policy, which publish online and print magazines and websites; and certain other new ventures.
The increase in revenues for the first quarter of 2016 is mostly due to the Dekko acquisition. In the first quarter of 2016, positive operating results from the healthcare and manufacturing businesses were offset by intangibles amortization and losses from publishing, SocialCode and new ventures.
Supplementary information regarding manufacturing results is as follows:

Three Months Ended
March 31
(in thousands)	2016
Operating revenues	$56,675
Operating expenses	50,848
Depreciation	1,873
Amortization of intangible assets	2,817
Operating income	$1,137
Corporate Office
Corporate office includes the expenses of the Company’s corporate office, the pension credit for the Company’s traditional defined benefit plan and certain continuing obligations related to prior business dispositions. The total pension credit for the Company’s traditional defined benefit plan was $16.0 million and $17.1 million in the first three months of 2016 and 2015, respectively.
Without the pension credit, corporate office expenses declined in the first quarter of 2016 due primarily to lower compensation costs.

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Equity in Earnings (Losses) of Affiliates
At March 31, 2016, the Company held interests in a number of home health and hospice joint ventures, and interests in several other affiliates. The Company recorded equity in earnings of affiliates of $1.0 million for the first quarter of 2016, compared to losses of $0.4 million for the first quarter of 2015.
Other Non-Operating Income (Expense)
The Company recorded total other non-operating income, net, of $15.1 million for the first quarter of 2016, compared to a loss of $1.1 million for the first quarter of 2015. The 2016 amounts included an $18.9 million gain on the sale of a business and a $1.8 million gain on the sale of marketable equity securities, offset by $5.4 million in unrealized foreign currency losses and other items. The 2015 amounts included $6.8 million in unrealized foreign currency losses and other items, offset by a $6.0 million gain on the Celtic joint venture transaction.
Net Interest Expense and Related Balances
The Company incurred net interest expense of $7.4 million for the first quarter of 2016, compared to $7.9 million for the same period of 2015. At March 31, 2016, the Company had $399.9 million in borrowings outstanding at an average interest rate of 7.2% and cash, marketable equity securities and other investments of $949.4 million.
Provision for Income Taxes
The Company's effective tax rate for the first three months of 2016 was 37.0%.
Discontinued Operations
On July 1, 2015, the Company completed the spin-off of Cable ONE as an independent, publicly traded company.
In the third quarter of 2014, Kaplan completed the sale of three of its schools in China that were previously part of Kaplan International. An additional school was sold by Kaplan in January 2015.
As a result of these transactions, income from continuing operations excludes the operating results and related loss, if any, on dispositions of these businesses, which have been reclassified to discontinued operations, net of tax, in 2015.
Earnings (Loss) Per Share
The calculation of diluted earnings (loss) per share for the first quarter of 2016 was based on 5,651,655 weighted average shares outstanding, compared to 5,790,768 for the first quarter of 2015. At March 31, 2016, there were 5,634,613 shares outstanding. On May 14, 2015, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 284,008 shares as of March 31, 2016.
Forward-Looking Statements
This press release contains certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31%
(in thousands, except per share amounts)	2016	2015	Change
Operating revenues	$601,740	$647,425	(7)
Operating expenses	526,845	611,628	(14)
Depreciation of property, plant and equipment	16,761	22,197	(24)
Amortization of intangible assets	6,262	4,738	32
Operating income	51,872	8,862	—
Equity in earnings (losses) of affiliates, net	1,004	(404)	—
Interest income	591	559	6
Interest expense	(7,948)	(8,501)	(7)
Other income (expense), net	15,096	(1,105)	—
Income (loss) from continuing operations before income taxes	60,615	(589)	—
Provision for income taxes	22,400	900	—
Income (loss) from continuing operations	38,215	(1,489)	—
Income from discontinued operations, net of tax	—	23,289	—
Net income	38,215	21,800	75
Net income attributable to noncontrolling interests	(435)	(774)	(44)
Net income attributable to Graham Holdings Company	37,780	21,026	80
Redeemable preferred stock dividends	—	(420)	—
Net Income Attributable to Graham Holdings Company Common Stockholders	$37,780	$20,606	83
Amounts Attributable to Graham Holdings Company Common Stockholders
Income (loss) from continuing operations	$37,780	$(2,683)	—
Income from discontinued operations, net of tax	—	23,289	—
Net income	$37,780	$20,606	83
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic income (loss) per common share from continuing operations	$6.63	$(0.58)	—
Basic income per common share from discontinued operations	—	4.09	—
Basic net income per common share	$6.63	$3.51	89
Basic average number of common shares outstanding	5,623	5,704
Diluted income (loss) per common share from continuing operations	$6.59	$(0.58)	—
Diluted income per common share from discontinued operations	—	4.06	—
Diluted net income per common share	$6.59	$3.48	89
Diluted average number of common shares outstanding	5,652	5,791

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GRAHAM HOLDINGS COMPANY
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Three Months Ended
	March 31%
(in thousands)	2016	2015	Change
Operating Revenues
Education	$401,076	$500,602	(20)
Television broadcasting	92,018	83,564	10
Other businesses	108,716	63,259	72
Corporate office	—	—	—
Intersegment elimination	(70)	—	—
	$601,740	$647,425	(7)
Operating Expenses
Education	$386,588	$523,451	(26)
Television broadcasting	50,798	45,002	13
Other businesses	114,446	68,421	67
Corporate office	(1,894)	1,689	—
Intersegment elimination	(70)	—	—
	$549,868	$638,563	(14)
Operating Income (Loss)
Education	$14,488	$(22,849)	—
Television broadcasting	41,220	38,562	7
Other businesses	(5,730)	(5,162)	(11)
Corporate office	1,894	(1,689)	—
	$51,872	$8,862	—
Depreciation
Education	$11,103	$18,528	(40)
Television broadcasting	2,377	2,109	13
Other businesses	3,027	1,302	—
Corporate office	254	258	(2)
	$16,761	$22,197	(24)
Amortization of Intangible Assets
Education	$1,681	$1,507	12
Television broadcasting	63	63	—
Other businesses	4,518	3,168	43
Corporate office	—	—	—
	$6,262	$4,738	32
Pension Expense (Credit)
Education	$3,109	$3,947	(21)
Television broadcasting	439	391	12
Other businesses	254	193	32
Corporate office	(15,861)	(16,938)	(6)
	$(12,059)	$(12,407)	(3)

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended
	March 31%
(in thousands)	2016	2015	Change
Operating Revenues
Higher education	$165,549	$237,568	(30)
Test preparation	66,462	69,226	(4)
Kaplan international	169,287	192,081	(12)
Kaplan corporate and other	125	1,859	(93)
Intersegment elimination	(347)	(132)	—
	$401,076	$500,602	(20)
Operating Expenses
Higher education	$144,243	$236,975	(39)
Test preparation	68,772	73,560	(7)
Kaplan international	164,390	184,364	(11)
Kaplan corporate and other	7,849	27,209	(71)
Amortization of intangible assets	1,681	1,507	12
Intersegment elimination	(347)	(164)	—
	$386,588	$523,451	(26)
Operating Income (Loss)
Higher education	$21,306	$593	—
Test preparation	(2,310)	(4,334)	47
Kaplan international	4,897	7,717	(37)
Kaplan corporate and other	(7,724)	(25,350)	70
Amortization of intangible assets	(1,681)	(1,507)	(12)
Intersegment elimination	—	32	—
	$14,488	$(22,849)	—
Depreciation
Higher education	$4,175	$4,828	(14)
Test preparation	1,781	2,890	(38)
Kaplan international	5,060	4,654	9
Kaplan corporate and other	87	6,156	(99)
	$11,103	$18,528	(40)
Pension Expense
Higher education	$1,905	$2,532	(25)
Test preparation	768	775	(1)
Kaplan international	67	106	(37)
Kaplan corporate and other	369	534	(31)
	$3,109	$3,947	(21)

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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding income from continuing operations, excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

▪	the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;

▪	the ability to identify trends in the Company’s underlying business; and

▪	a better understanding of how management plans and measures the Company’s underlying business.
Income from continuing operations, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:

	Three Months Ended
	March 31
(in thousands, except per share amounts)	2016	2015
Amounts attributable to Graham Holdings Company Common Stockholders
Income (loss) from continuing operations, as reported	$37,780	$(2,683)
Adjustments:
Restructuring charges	—	6,841
Gain from the sale of a business and the formation of a joint venture	(11,927)	(3,643)
Gain on the sale of marketable equity securities	(1,105)	—
Foreign currency loss	3,429	4,370
Income from continuing operations, adjusted (non-GAAP)	$28,177	$4,885

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income (loss) per common share from continuing operations, as reported	$6.59	$(0.58)
Adjustments:
Restructuring charges	—	1.17
Gain from the sale of a business and the formation of a joint venture	(2.08)	(0.50)
Gain on the sale of marketable equity securities	(0.19)	—
Foreign currency loss	0.60	0.75
Diluted income per common share from continuing operations, adjusted (non-GAAP)	$4.92	$0.84

The adjusted diluted per share amounts may not compute due to rounding.

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